Exhibit 99.1






                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report for the Triad Guaranty Inc. 401(k) Profit-Sharing Plan ("the Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), I, Earl F. Wall, as plan administrator for the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in the net assets available for benefits of the Plan.


/s/ Earl F. Wall
-------------------
Earl F. Wall
Senior Vice President,
Secretary, General Counsel,&
Plan Administrator



June 26, 2003